SCHEDULE A

                               DATED MARCH 1, 2008
                                 AS LAST AMENDED
                                  MARCH 1, 2010

                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

NAME OF FUND                                            MAXIMUM ANNUAL
                                                        OPERATING EXPENSE LIMIT

HGK Equity Value Fund                                                     0.98%

HGK Mid Cap Value Fund                                                    1.50%